Exhibit 1.2A

                              Share Transfer Form

         I, ___________________ of ____________________ in consideration of
_______________ paid to me by Conserver Corporation of America of 3250 Mary Street - Suite 405, Coconut Grove, Florida 33133, U.S.A. (herein called the "said transferee") hereby transfer to the said transferee the share(s) numbered __________ in the undertaking called Sakhalin General Trading and Investments Limited so that the said transferee, his executors, administrators and assigns shall hold the same subject to the same terms as I held the same at the time of the execution of this transfer.

Made and signed the ...........day of ..............1997.

         And I, the said transferee hereby agree to accept the said shares subject to the aforesaid terms.

Made and signed the ................. day of .................... 1997.

                        CONSERVER CORPORATION OF AMERICA


                       By
                          -----------------------------


Witness to the Signatures of ..........................